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                               CONSENT OF COUNSEL

                              AIM INVESTMENT FUNDS

          We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for AIM China Fund, AIM International Total Return Fund, AIM Japan Fund and AIM LIBOR Alpha Fund series portfolios of AIM Investment Funds (the "Trust") which is included in Post-Effective Amendment No. 79 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-19338), and Amendment No. 80 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-05426), on Form N-1A of the Trust.


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
December 19, 2006